UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2011

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida		33172
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Perry Ellis International, Inc. (the “Company”) issued a press release announcing that it has entered into a definitive agreement to acquire substantially all of the assets of Rafaella Apparel Group, Inc. (“Rafaella”), an entity controlled by Cerberus Capital Management, L.P., for an aggregate purchase price of $70 million plus warrants to purchase 106,564 shares of the Company’s common stock. The purchase price is subject to certain net working capital adjustments as set forth in the definitive agreement.

The Company will host a conference call to discuss the acquisition on Friday, January 7, 2011 at 11:00 AM EST, which will be hosted by George Feldenkreis, Chairman and Chief Executive Officer, Oscar Feldenkreis, President and Chief Operating Officer, and Anita Britt, Chief Financial Officer. To access the broadcast live, please visit the investor relations section of the Company’s website at http://www.pery.com. A replay of the broadcast will be available for 10 days following the call and can be accessed by dialing 1-888-203-1112, passcode 9665504

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Perry Ellis International, Inc. Press Release dated January 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: January 7, 2011	By:	/s/ Cory Shade
Cory Shade, General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Perry Ellis International, Inc. Press Release dated January 7, 2011.